EXHIBIT 99.2

DS Healthcare Group, Inc.

Pro-Forma Consolidated Balance Sheet

September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Acquisition Adjustment		Acquisition Adjustment		Elimination		ProForma Consolidated Balance Sheet

ASSETS

Current Assets
Cash	$945,065	$70,762							$1,015,827
Accounts receivable, net	2,575,231	392,323					(255,676)	(c)	2,711,878
Inventory	2,920,721	249,295							3,170,016
Prepaid expenses and other current assets	1,766,397	57,191	(1,500,000)	(a)					323,588
Total Current Assets	8,207,414	769,571							7,221,309
									—
Furniture and Equipment, net	111,727	110,112							221,839
Intangible Assets, net	653,741	—	1,406,134	(a)	(210,920	)(d)			1,848,955
Other Assets	67,431	146,359							213,790
TOTAL ASSETS	$9,040,313	$1,026,042							$9,505,893

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,432,191	$374,969					(255,676)	(c)	$1,551,484
Client facility	602,298	—							602,298
Other current liabilities	126,708	57,207							183,915
TOTAL LIABILITIES	2,161,197	432,176							2,337,697

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 5,500,000 shares issued and outstanding at September 30, 2012	5,500	—							5,500
Common stock, $0.001 par value, 300 million shares authorized: 120,779,442 shares issued and outstanding at September 30, 2012	120,779	—							120,779
Additional paid-in-capital	9,692,871	128,210	(128,210)	(a)					9,692,871
Legal reserve		12,130	(12,130)	(a)					—
Stock subscription	(600,000)	—	500,000	(a)					(100,000)
Retained earnings (accumulated deficit)	(2,340,034)	453,526	(453,526)	(a)	(210,920	)(d)			(2,553,863)
Total Shareholders' Equity	6,879,116	593,866							7,165,287
Non-Controlling Interest	—	—			2,909	(b)			2,909
Total Equity	6,879,116	593,866							7,168,196
TOTAL LIABILITIES AND EQUITY	$9,040,313	$1,026,042	—		—		—		$9,505,893

————————

(a)

To reclass initial purchase price of $2,000,000, record intangible asset associated with customer list and reverse equity for subsidiary purchased.

(b)

To reflect 1% noncontrolling interest.

(c)

To record intercompany eliminations.

(d)

To record nine months amortization of the customer list based on a 5 year amortization period.

PF-1

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

For the year ended December 31, 2011

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	$6,643,770	$795,832	(559,674)	(a)	$6,879,928

Cost of Goods Sold	3,181,103	568,290	(559,674)	(a)	3,189,719

Gross Profit	3,462,667	227,542			3,690,209

Operating Costs and Expenses:
Selling and marketing	1,972,913	—			1,972,913
General and administrative	2,169,036	209,413	210,920	(b)	2,589,369

Total operating costs and expenses	4,141,949	209,413			4,562,282

Operating Income (Loss)	(679,282)	18,129			(872,073)

Other Income	(10,789)	(13,900)			(24,689)

Net income (loss) before income tax	(690,071)	4,229			(847,384)

Provision for income tax		—			—

Net Income (Loss)	(690,071)	4,229			(847,384)

Net Income (Loss) Attributable to Non-Controlling Interest	$(2,292)	$42			$(2,250)
Net Income (Loss) Attributable to Shareholders of Divine Skin, Inc.	$(687,779)	$4,187			$(845,134)

Basic and Diluted Earnings per Share:
Weighted average shares	99,508,214				99,508,214
Earnings per share	$(0.0069)				$(0.0085)

————————

(a)

To eliminate intercompany sales and purchases.

(b)

To record nine months amortization of the customer list based upon a 5 year amortization period.

PF-2

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

For the nine months ended September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	$8,672,634	$1,334,820	(343,730)	(a)	$9,663,724
					—
Cost of Goods Sold	4,380,170	416,398	(343,730)	(a)	4,452,838

Gross Profit	4,292,464	918,422			5,210,886

Operating Costs and Expenses:
Selling and marketing	2,536,197	—			2,536,197
General and administrative	2,609,990	639,569	210,920	(b)	3,460,479

Total operating costs and expenses	5,146,187	639,569			5,996,676

Operating Income (Loss)	(853,723)	278,853			(785,790)

Other Income	4,937	12,036			16,973

Net income (loss) before income tax	(848,786)	290,889			(768,817)

Provision for income tax		—			—

Net Income (Loss)	(848,786)	290,889			(768,817)

Net Income (Loss) Attributable to Non-Controlling Interest	$—	$2,909			$2,909
Net Income (Loss) Attributable to Shareholders of Divine Skin, Inc.	$(848,786)	$287,980			$(765,908)

Basic and Diluted Earnings per Share:
Weighted average shares	100,611,200				100,611,200
Earnings per share	$(0.0084)				$(0.0076)

————————

(a)

To eliminate intercompany sales and purchases.

(b)

To record nine months amortization of the customer list based on a 5 year amortization period.

PF-3